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                                                                EXHIBIT No. 99.1

                Amendment No. 2 to Agreement and Plan of Merger

          AMENDMENT NO. 2, dated as of March 27, 2000 (this "Amendment"), to the
                                                             ---------
Agreement and Plan of Merger, dated as of March 31, 1999, as amended as of July 12, 1999 (the "Agreement"), among BP AMOCO p.l.c., an English public limited
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company ("BP Amoco"), ATLANTIC RICHFIELD COMPANY, a Delaware corporation
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("ARCO") and PRAIRIE HOLDINGS, INC., a Delaware corporation and direct wholly
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owned subsidiary of BP Amoco ("Merger Sub").
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                              W I T N E S S E T H:

          WHEREAS, BP Amoco, ARCO and Merger Sub desire to amend the Agreement to effect certain administrative changes; and

          WHEREAS, Section 6.2 of the Agreement provides that, subject to applicable law, the Agreement may be modified or amended by agreement of the parties, by action taken or authorized by their respective Boards of Directors prior to the Effective Time (as defined in the Agreement) and by an instrument in writing executed and delivered by duly authorized officers of each of the parties hereto; and

          WHEREAS, the respective Boards of Directors of BP Amoco, ARCO and Merger Sub have authorized their duly authorized officers to execute and deliver this Amendment;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                          Amendments to the Agreement
                          ---------------------------

     1.1 Section 1.4.1 of the Agreement shall be amended to read in its entirety as follows:

               1.4.1. Prior to the Effective Time, BP Amoco shall appoint an agent reasonably acceptable to ARCO as exchange agent (the "Exchange
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     Agent") for the purpose of accepting Certificates to be surrendered by
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     holders of ARCO Common Shares in exchange for BP Amoco Depositary Shares or, if and to the extent elected by a holder of ARCO Common Shares in the manner provided in this Section 1.4.1 for BP Amoco Ordinary Shares in

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     registered form, and letters of transmittal as described in this Section
     1.4.1. Promptly after the Effective Time, the Surviving Corporation will send, or will cause the Exchange Agent to send, to each holder of record as of the Effective Time of ARCO Common Shares (other than holders of Excluded ARCO Shares) (i) a letter of transmittal, in such form or forms as ARCO and BP Amoco may reasonably agree, for use in effecting delivery of
     Certificates to the Exchange Agent and including a form of election by which each holder of ARCO Common Shares may elect, subject to the provisions of this Section 1.4.1, to receive (the "Ordinary Share
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     Election") all or part of the Merger Consideration to which such holder is
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     entitled in the form of BP Amoco Ordinary Shares in registered form, rather than in the form of BP Amoco Depositary Shares (such BP Amoco Ordinary Shares or BP Amoco Depositary Shares to be received by a holder being referred to in this Agreement as "BP Amoco Shares"), and (ii) instructions
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     for surrendering ARCO Common Shares in exchange for the BP Amoco Shares, and any cash in lieu of fractional interests in BP Amoco Depositary Shares and any cash dividends or other distributions, that such holder has the right to receive pursuant to this Article I. ARCO, acting as agent for each holder of record as of the Effective Time of ARCO Common Shares (other than Excluded ARCO Shares), shall prior to the Effective Time appoint JP Morgan Securities Limited or such other agent as may be reasonably acceptable to BP Amoco (the "Custodian"), as custodian and agent for and on
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     behalf of the holders of ARCO Common Shares in connection with the issuance of BP Amoco Depositary Shares or BP Amoco Ordinary Shares in accordance with this Article I, subject to the terms and conditions of this Agreement and an exchange agent and custodian agreement among BP Amoco, ARCO, the Exchange Agent and the Custodian (the "Exchange Agent and Custodian
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     Agreement").  BP Amoco shall issue the BP Amoco Ordinary Shares referred to
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     in Section 1.3.4 in registered form to Exchange Nominees Limited or such other person as may be reasonably acceptable to BP Amoco and ARCO (the

     "Nominee") acting as nominee for and at the sole direction of the
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     Custodian.  During the period after the Effective Time and prior to the close of business on the 98th day following the Closing Date, the Custodian shall be authorized, subject to termination by the Surviving Corporation, to enter into unsolicited transactions with one or more securities dealers for the exchange of BP Amoco Depositary Shares for such BP Amoco Ordinary


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     Shares held by the Nominee at the ratio of BP Amoco Ordinary Shares to one
     BP Amoco Depositary Share then applicable to withdrawals of BP Amoco Ordinary Shares under the Deposit Agreement, provided that the ability to
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     effect such exchange transactions shall not be a condition precedent to the consummation of the Merger. Such transactions shall be subject to such terms and conditions as may be provided in the Exchange Agent and Custodian Agreement and as may otherwise be approved by the Surviving Corporation. In connection with any such exchange transactions, the Custodian shall give such notices of withdrawal to the Depositary, and surrender such number of BP Amoco Depositary Shares as shall have been acquired in such exchange transactions, as may be necessary to ensure that the Custodian has available to it BP Amoco Ordinary Shares that may be required from time to time to satisfy each Ordinary Share Election properly made. The Surviving Corporation shall be responsible for all costs, fees, expenses and losses of the Custodian, the Nominee and the holders of ARCO Common Shares arising out of any such exchange transactions and any such related withdrawals of BP Amoco Ordinary Shares against the surrender of BP Amoco Depositary Shares.

           As and when required for the issuance of BP Amoco Depositary Shares to holders of ARCO Common Shares in respect of ARCO Common Shares properly delivered to the Exchange Agent that are not subject to an Ordinary Share Election, the Custodian shall (i) to the extent of BP Amoco Depositary Shares, if any, then held by the Custodian as a result of the exchange transactions hereinabove described, deliver such BP Amoco Depositary Shares to the Exchange Agent for delivery to holders of ARCO Common Shares and
     (ii) otherwise, deposit or cause to be deposited BP Amoco Ordinary Shares with the Depositary (or as it may direct) and requisition from the Depositary, from time to time, such number of BP Amoco Depositary Shares, in such denominations as the Custodian shall specify, as are issuable in respect of such ARCO Common Shares, in each case in accordance with this
     Article 1. As and when required in respect of any Ordinary Share Election, the Custodian shall cause to be delivered BP Amoco Ordinary Shares to holders of ARCO Common Shares subject to an Ordinary Share Election in accordance with this Article I.

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           Each holder of ARCO Common Shares entitled to receive the Merger
     Consideration in accordance with Section 1.3.2 may exercise the Ordinary Share Election only by returning to the Exchange Agent prior to the close of business on the 42nd day following the Closing Date a properly completed letter of transmittal and form of election. Any such holder of ARCO Common Shares may make an Ordinary Share Election with respect to any or all of such holder's ARCO Common Shares, provided that (i) the number of BP Amoco
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     Ordinary Shares to which any such holder will be entitled in respect of such Ordinary Share Election shall not be less than six and shall be an integral multiple of six; (ii) any number of BP Amoco Ordinary Shares less than six or in excess of an integral multiple thereof ("Excess Ordinary
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     Shares") shall constitute a fractional interest in a BP Amoco Depositary
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     Share; and (iii) such holder will therefore be entitled only to cash in lieu of Excess Ordinary Shares in accordance with Section 1.6. Only BP Amoco Depositary Shares shall be issued as Merger Consideration with respect to ARCO Common Shares for which the holder of such ARCO Common Shares shall not have exercised an Ordinary Share Election prior to the close of business on the 42nd day following the Closing Date or for which the holder shall have delivered to the Exchange Agent prior to such time a letter of transmittal declining to make an Ordinary Share Election.

     1.2 Section 1.4.5 of the Agreement shall be amended to read in its entirety as follows:

               1.4.5. After the 98th day after the Closing (i) any BP Amoco Depositary Shares and any cash amounts then held by the Custodian shall be delivered to the Exchange Agent and (ii) any BP Amoco Ordinary Shares then held by the Nominee on behalf of the Custodian shall be deposited by the Nominee with the Depositary or on its behalf for the issuance of BP Amoco Depositary Shares to the Exchange Agent, in each case as and when required, for the issuance or delivery of BP Amoco Depositary Shares and any cash amounts which may thereafter be issuable or deliverable to holders of ARCO Common Shares. Any BP Amoco Depositary Shares issuable or deliverable in respect of ARCO Common Shares pursuant to this Article I and any cash in lieu of fractional interests in BP Amoco Depositary Shares payable pursuant to Section 1.6, plus any cash dividend or other distribution that such

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     holder has the right to receive pursuant to Section 1.4.6, that remains unclaimed by any holder of ARCO Common Shares six months after the Effective Time shall be held by or on behalf of the Exchange Agent or the Depositary, as the case may be, subject to the instruction of BP Amoco, in an account or accounts designated for such purpose. BP Amoco shall not be liable to any holder of ARCO Common Shares for any securities delivered or any amount paid by the Depositary to a public official pursuant to applicable abandoned property laws. Any cash remaining unclaimed by holders of ARCO Common Shares three years after the Effective Time (or such earlier date immediately prior to such time as such cash would otherwise escheat to or become property of any governmental entity or as is otherwise provided by applicable Law (as defined in Section 2.1.4.2)) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation or BP Amoco, as BP Amoco may determine.

     1.3   Section 1.5 of the Agreement shall be amended to add a new subsection
1.5.9 which shall read in its entirety as follows:

               1.5.9. Notwithstanding the provisions of Sections 1.5.1, 1.5.4 and 1.5.5, any issuance or delivery of ARCO Common Shares to participants under the ARCO British Long Term Incentive Plan that on and after the Effective Time would otherwise be required to be made in the form of BP Amoco Depositary Shares, shall instead be issued or delivered as that number of BP Amoco Ordinary Shares then represented by such number of BP Amoco Depositary Shares.

                                   ARTICLE II
                                 Miscellaneous
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     2.1   Definitions.  Capitalized terms used in this Amendment and not
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defined herein shall have the respective meanings ascribed to them in the
Agreement.

     2.2   Entire Agreement; Restatement.  Other than as amended by Article I
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above, the Agreement shall remain in full force and effect unaffected hereby.
References in the Agreement to "this Agreement", "herein" and "hereof" shall be deemed to refer to the Agreement, as amended by this Amendment, and the parties

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hereto hereby agree that the Agreement may be restated to reflect the amendments provided for in this Amendment.

     2.3   Counterparts.  This Amendment may be executed in any number of
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counterparts, each such counterpart being deemed an original instrument, and all such counterparts shall together constitute the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.

                              BP AMOCO p.l.c.

                              By: /s/ J.G.S. BUCHANAN
                                 -------------------------------
                                 Name:  Dr. J.G.S. Buchanan
                                 Title: Executive Director and
                                        Chief Financial Officer

                              ATLANTIC RICHFIELD COMPANY

                              By:/s/ MIKE R.BOWLIN
                                 -------------------------------
                                 Name:  Mike R. Bowlin
                                 Title: Chairman

                              PRAIRIE HOLDINGS,INC.

                              By: /s/ PETER B.P. BEVAN
                                 -------------------------------
                                 Name:  Peter B.P. Bevan
                                 Title: President

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